Exhibit 4.8

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW, OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	Aziyo Biologics, Inc., a Delaware corporation

Number of Shares:	41,813 (Subject to adjustment as hereinafter provided)

Class of Stock:	Series A Preferred Stock (Subject to Section 1.7)

Warrant Price:	$1.00 per Share (Subject to adjustment as hereinafter provided)

Issue Date:	December 14, 2017

Expiration Date:	The earlier to occur of the (i) expiration of this Warrant pursuant to Section 1.6 hereof or (ii) 10th anniversary of the Issue Date

Credit Facility:	This Warrant is issued in connection with the Credit and Security Agreement (Term Loan), dated as of May 31, 2017, among the Company, the other Borrowers (as defined therein) from time to time party thereto, MidCap Financial Trust, a Delaware statutory trust, as Agent and the lenders from time to time party thereto (as amended by that certain Amendment No. 1 to Credit and Security Agreement, dated as of the date hereof, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

THIS WARRANT TO PURCHASE STOCK (this “Warrant”) CERTIFIES THAT, for good and valuable consideration, including without limitation the mutual promises contained in the Credit Agreement (defined above), MidCap Funding XXVIII Trust, a Delaware statutory trust (together with any registered holder from time to time of this Warrant or any holder of the Shares issuable or issued upon the exercise or conversion of this Warrant, "Holder") is entitled to purchase such aggregate number of fully paid and nonassessable shares of the class and series of capital stock of the Company equal to the Number of Shares (as set forth above), at the Warrant Price per Share, all as set forth above or herein below and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. As used herein, “Share” or “Shares” shall refer to either (i) the shares of stock issuable upon the exercise or conversion of this Warrant and any shares of capital stock into which such shares may be converted or exchanged, or (ii) the authorized or issued and outstanding shares of capital stock of the Company which are of the same class and series as the shares of stock issuable upon the exercise or conversion of this Warrant, in either case as the specific provisions of this Warrant or the context may require.

ARTICLE 1.         EXERCISE.

1.1           Method of Exercise. Holder may at any time and from time to time prior to the Expiration Date exercise this Warrant, in whole or in part, by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2           Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may at any time and from time to time after the Issue Date but prior to the Expiration Date convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate Fair Market Value of the number of Shares or the securities otherwise issuable upon exercise of this Warrant with respect to which Holder elects to convert this Warrant minus the aggregate Warrant Price of such Shares by (b) the Fair Market Value of one Share, and by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. The “Fair Market Value” of a Share shall be determined pursuant to Section 1.3.

1.3           Fair Market Value. If the Company’s common stock is traded on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Shares are common stock, the Fair Market Value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering of its common stock (“IPO”), the “price to public” per share specified in the final prospectus relating to such offering). If the Company’s common stock is traded in a Trading Market and the Shares are preferred stock, the Fair Market Value of each Share shall be the closing price of such common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of an IPO, the initial “price to public” per share specified in the final prospectus relating to the IPO), in either case, multiplied by the number of shares of the Company’s common stock into which a Share is then convertible. In the event of an exercise in connection with an Acquisition, the Fair Market Value of a Share shall be the value to be received per Share by all holders of such Shares in such transaction. If the Company’s common stock is not traded in a Trading Market and other than in the event of an exercise in connection with an IPO or Acquisition, the Board of Directors of the Company shall determine the Fair Market Value in its reasonable good faith judgment.

1.4           Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant pursuant to Section 1.1 or 1.2, respectively, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall promptly deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant of like tenor representing the Shares not so acquired or used in a conversion. This Warrant shall be deemed to have been exercised and such certificates deemed issued, and Holder shall become the holder of record of the Shares for all purposes, as of the date of Holder’s delivery of the exercise notice pursuant to Section 1.1 or 1.2 and payment of the Warrant Price, if applicable. If an exercise or conversion is to be made in connection with an IPO or Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

1.5           Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6           Treatment of Warrant Upon Acquisition or IPO. This Warrant shall terminate, and shall no longer be exercisable, upon the earlier to occur of: (a) the consummation of a Sale Transaction (as such term is defined in the Certificate) and (b) the consummation of an IPO. The Company shall provide at least ten (10) days prior written notice to the Holder of any Sale Transaction or IPO.

ARTICLE 2.          ADJUSTMENTS TO THE SHARES.

2.1           Stock Dividends, Subdivisions and Combinations. If the Company declares or pays a dividend on the Shares payable in common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification, stock split, split-up or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2           Reclassification, Exchange, Combination or Substitution. Subject to Section 1.6, upon any reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of the Shares, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number, amount and kind of securities, money and property that Holder would have ultimately received upon the completion of such reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event if this Warrant had been exercised immediately before such reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event. Such an event shall include any automatic conversion of the Shares to common stock pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate”). Subject to Section 1.6, the Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the amended Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, reorganizations, mergers, consolidations or other events.

2.3           Adjustments for Diluting Issuances. The number of shares of common stock or other securities issuable upon conversion of the Shares shall be subject to adjustment, from time to time in the manner set forth in the Certificate as if the Shares were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the Shares in the Certificate relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other Shares.

2.4           Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a full Share.

2.5           Certificate as to Adjustments. Upon each adjustment of the Warrant Price or the kind or number of securities issuable under this Warrant pursuant to this Article 2, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Executive Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and the number and kind of securities issuable under this Warrant in effect upon the date thereof and the series of adjustments leading to such Warrant Price and such number and kind of securities.

ARTICLE 3.          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

3.1           Representations and Warranties. The Company represents and warrants and covenants to Holder as of the Issue Date as follows:

(a)           The Company has all requisite legal and corporate power and authority, and has taken all corporate action on the part of itself, its officers, directors and stockholders necessary, to execute, issue and deliver this Warrant, to issue the Shares issuable upon exercise or conversion of this Warrant and the securities issuable upon conversion of the Shares, and to carry out and perform its obligations under this Warrant, and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, or to principles of equity.

(b)           This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. All Shares which may be issued upon the exercise of the purchase or conversion right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances (including preemptive or other similar rights) except for restrictions on transfer provided for herein and under applicable federal and state securities laws and the restrictions set forth in the Stockholders Agreements.

(c)           The execution, delivery, and performance of this Warrant will not result in a violation of, be in conflict with, or constitute a default under, with or without the passage of time or giving of notice, any provision of the Certificate, the Stockholders Agreements or the Company’s by-laws, any provision of any judgment, decree, or order to which the Company is a party, by which it is bound, or to which any of its material assets are subject, any contract, obligation, or commitment to which the Company is a party or by which it is bound, or any statute, rule, or governmental regulation applicable to the Company, or the creation of any lien, charge, or encumbrance upon any assets of the Company.

(d)           The Company has provided Holder with a capitalization table of the Company, and such capitalization table is complete and accurate as of the date hereof and reflects all outstanding capital stock of the Company and all outstanding warrants, options, and other agreements (other than pursuant to the Stockholders Agreements) to purchase or otherwise acquire any equity or convertible securities of the Company. The Company has reserved a sufficient number of Shares for issuance upon the exercise of this Warrant and a sufficient number of shares of common stock issuable upon conversion of the Shares.

(e)           The Warrant Price is no greater than the lowest price at which the Company has issued Series A Preferred Stock

3.2           Notice of Certain Events; Information. If the Company proposes at any time (a) to declare any dividend or distribution upon the Shares, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of the Shares; (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, (d) to approve or participate in any Acquisition or an IPO or, (e) to liquidate, dissolve or wind up or approve or consummate any Sale Transaction (as defined in the Certificate), then, in connection with each such event, the Company shall give Holder: (1) at least ten (10) business days prior written notice of the date on which a record will be taken for such dividend or distribution (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b), (c), (d) or (e) above, at least ten (10) business days prior written notice of the date when the same will take place (and, if applicable, specifying the date on which the holders of stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event). The Company will also provide such information in its possession as is requested by Holder and as is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements, including without limitation, a capitalization table, to be provided to Holder within thirty (30) days after the end of each fiscal quarter of the Company, including the per share price of the Company’s equity securities most recently issued prior to the date such capitalization table and indication are so provided; provided, that the Company’s obligations set forth in this sentence shall terminate immediately prior to the earlier of the Company’s IPO, the exercise of this Warrant in full or the termination of this Warrant.

3.3           Stockholders Agreements; No Other Stockholder Rights. Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant. Effective upon any exercise or conversion of this Warrant, Holder and any permitted transferee of the Warrant or the Shares shall be entitled to all of the rights and benefits provided to all other holders of the Shares pursuant to, and the Company and Holder agree that Holder (and any permitted transferee of the Warrant or the Shares) will execute a counterpart signature page and become a party to (a) the Investor Rights Agreement dated as of November 4, 2015 and the Right of First Refusal and Co-Sale Agreement, dated as of November 4, 2015, in each case by and among the Company and certain of its stockholders (as hereafter amended or restated, together, the “Stockholders Agreements”), provided that no such amendment or restatement shall in any respect restrict Holder’s or such permitted transferee’s right and ability to transfer this Warrant or the Shares to any affiliate and (b) any agreement reasonably acceptable to Holder to which holders of the Shares may hereafter become parties and the Shares may become bound (including, without limitation, any stockholders, investor rights, registration rights, right of refusal, voting and co-sale rights or similar agreement); and provided, that (v) Holder and any permitted transferee shall have all of the rights of each other holder of Shares under all such agreements (subject to any applicable minimum share ownership or other requirement on which such rights are conditioned), (w) with respect to Holder and its permitted transferees and assigns, notwithstanding any term or restriction on transfer contained in the Stockholders Agreements, Holder and its permitted transferees shall have the unrestricted right to transfer all or any portion of the Shares to any assignee of or purchaser from Holder or its affiliate of their rights under the Credit Agreement (to the extent permitted by the Credit Agreement) or any interest or participation therein, and, in connection with such transfer, Holder and its permitted transferees may transfer its rights under the Stockholders Agreements to any affiliate of Holder or any assignee of or purchaser from Holder or its affiliates of their rights under the Credit Agreement (to the extent permitted by the Credit Agreement) or any interest or participation therein, and (y) in the event any term, restriction or condition of the Stockholders Agreements or any such agreement conflicts with, is inconsistent with or would otherwise prohibit or restrict the exercise of any right of Holder under this Warrant, the terms of this Warrant shall control and this Warrant and Holder shall not be subject to such term, restriction or condition. As an illustration and not by way of limitation as to the purpose and intent of this Section 3.3, the Company shall grant registration rights to Holder for any Shares acquired by Holder upon exercise or conversion of this Warrant or conversion of such Shares in parity to the registration rights granted to any other holder of the Shares.

ARTICLE 4.          REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder represents and warrants to the Company as follows:

4.1           Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption or any transfer contemplated by or permitted under Section 3.3. Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2           Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3           Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4           Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5           The Act. Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

4.6           Market Stand-Off. Holder hereby agrees that, in connection with the Company’s IPO it shall not to the extent requested by the Company’s underwriter(s) sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than any permitted to be disposed of in the registration for up to one hundred eighty (180) days from the effective date of the registration statement filed in connection with the IPO; provided, however, that such one hundred eighty (180) day period may be extended to the extent necessary to permit any managing underwriter to comply with applicable law; provided further, however, that Holder shall not be bound by the restrictions set forth in this Section 4.6 unless all five percent (5%) or greater (in terms of ownership of the issued and outstanding capital stock of the Company) stockholders of the Company also agree to such restrictions; and provided, further, that any discretionary waiver or termination of the foregoing restrictions by the Company or the underwriters shall apply to all holders of the Company’s equity securities subject to such restrictions pro rata based on the number of shares subject to such restrictions. Holder agrees to enter into the form of lock-up agreement as reasonably requested by the underwriter(s) in connection with this Section 4.6.

ARTICLE 5.          MISCELLANEOUS.

5.1           Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date. The conditions under which the Warrant shall automatically convert on the Expiration Date are set forth in Section 5.8 below.

5.2           Legends.

(a) This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT PURSUANT TO THE PROVISIONS OF ARTICLE 5 OF THIS WARRANT, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW, OR UNLESS SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR UNLESS, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A MARKET STAND-OFF PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, OR FOR A LONGER PERIOD IF THE ISSUER’S TRANSFER AGENT IS NOTIFIED BY THE ISSUER OR THE ISSUER’S COUNSEL THAT THIS MARKET STAND-OFF RESTRICTION HAS BEEN EXTENDED FOR THE PURPOSE OF COMPLYING WITH APPLICABLE LAW.

(b)           Notwithstanding the foregoing, neither this Warrant nor any certificate or instrument evidencing this Warrant or the Shares shall bear, and the Company hereby agrees to remove, within ten (10) days of any written request (together with such evidence or documentation described in the following provisions) by Holder, pursuant to the following provisions of this Section 5.2(b), or not to affix, as applicable, any restrictive or other legend, notice or provision restricting the sale or transfer of this Warrant or the Shares, in each case provided that Holder has provided reasonable evidence to the Company (including any customary broker’s or transferring stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clause (C) below) that: (A) a transfer of this Warrant or the Shares, as applicable, has been made pursuant to SEC Rule 144 (assuming the transferor is not an “affiliate” (as defined in SEC Rule 144) of the Company); (B) the Warrant or the Shares, as applicable, are then eligible for transfer pursuant to SEC Rule 144; or (C) in connection with any other sale or transfer, provided that such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form to the Company, to the effect that such sale or transfer may be made without registration under the applicable requirements of the Act and that such a legend, notice or provision is not required by, and is not required in order to establish compliance with any provisions of, the Act.

5.3           Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144.

5.4           Transfer Procedure. Subject to the provisions of Section 5.3 and upon and effective immediately as of providing Company with written notice substantially in the form attached as Appendix 2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder promptly thereafter surrenders this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5           Notices. All notices, requests, documents and other communications (collectively, “Notices”) from the Company to Holder, or vice versa, shall be in writing and deemed validly delivered effective as of the earliest to occur of (a) when actually received, (b) when transmitted by facsimile or electronic mail (PDF), (c) the first business day after mailing by first-class registered or certified mail, postage prepaid, or after deposit with a reputable overnight courier with all charges paid, in each case other than actual receipt at such mailing, facsimile or electronic mail address as may have been furnished to the Company or Holder, as the case may be. As used in this Warrant, “business days” shall refer to all days other than any Saturday, Sunday or day on which the Company’s primary depository bank is closed. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

MIDCAP FUNDING XXVIII TRUST

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200

Bethesda, MD 20814

Attention: Portfolio Management – Aziyo transaction

Facsimile: (301) 941-1450

E-mail: notices@midcapfinancial.com

with a copy to:

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attn: General Counsel

Facsimile: 301-941-1450

E-mail: legalnotices@midcapfinancial.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Aziyo Biologics, Inc.

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

Attn: Vice President, Finance

Fax: (510) 307-9896

E-Mail: [XXX]

5.6           Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7           Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8           Automatic Conversion upon Expiration. Unless Holder notifies the Company in writing to the contrary prior to such automatic conversion, in the event that, upon the earliest to occur of the Expiration Date or any expiration, involuntary termination or cancellation of this Warrant, the Fair Market Value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed as of immediately before such date to have been converted pursuant to Section 1.2 above as to all Shares for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares issued upon such conversion to the Holder.

5.9           Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10         Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its principles regarding conflicts of law.

5.11         Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

5.12         Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision.

[Balance of Page Intentionally Left Blank]

“COMPANY”

AZIYO BIOLOGICS, INC.

By:	/s/ Jeffrey D. Hamet

Name:	Jeffrey D. Hamet
(Print)

Title:	Vice President, Financial and Treasurer

“HOLDER”

MIDCAP FUNDING XXVII TRUST

By: Apollo Capital Management, L.P.,

its investment manager

By: Apollo Capital Management GP, LLC,

its general partner

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory

APPENDIX 1

NOTICE OF EXERCISE

1.             Holder elects to purchase ___________ shares of the [Preferred/Common] Stock of Aziyo Biologics, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.             Holder elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised for _____________________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.             Please issue a certificate or certificates representing the shares in the name specified below:

___________________________________________

Holder’s Name

___________________________________________

___________________________________________

(Address)

3.             By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

APPENDIX 2

ASSIGNMENT

For value received, MIDCAP FUNDING XXVIII TRUST hereby sells, assigns and transfers unto

Name:

Address:

Tax ID:

that certain Warrant to Purchase Stock issued by Aziyo Biologics, Inc. (the “Company”), on May 31, 2017 (the “Warrant”) together with all rights, title and interest therein.

MIDCAP FUNDING XXVIII TRUST

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management GP, LLC, its general partner

By: )

Name:
(Print)

Title:

Date:

By its execution below, and for the benefit of the Company, _______________ makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[NAME OF TRANSFEREE]

By:

Name:

Title: